                                                                                                                                                                                      Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Media
Lynne Baker
847-851-7006

Andrea Meyer
847-585-3937

Investors
Karen King
847-585-3899

www.careered.com

Career Education Corporation Announces Plans to Teach-Out Programs at Selected Schools Held for Sale

Students to Graduate as Scheduled Support Services Will Continue to be Provided

HOFFMAN ESTATES, IL.--(February 15, 2008)– Career Education Corporation (NASDAQ:CECO) announced today plans to “teach-out” all programs at McIntosh College, Lehigh Valley College, and seven of the campuses that were a part of the Gibbs Division:  Gibbs Colleges in Cranston, R.I.; Boston, MA; Livingston and Piscataway, N.J.; and Norwalk, CT; and Katharine Gibbs Schools in New York, N.Y. and Norristown, PA.   Each campus will employ a gradual teach-out process, enabling it to continue to operate while current students complete their programs.  The campuses will no longer enroll new students.

On November 15, 2006, the company announced plans for a strategic divestiture through a sale of selected schools and colleges, including those schools listed above, in order to better align the company’s resources and focus. On June 28, 2007, the company announced plans to teach-out both the Long Beach and Sunnyvale, California campuses of Brooks College, as it was unable to locate an appropriate buyer.

The company’s leadership has worked diligently to attract viable buyers and through early February, 2008 attempted to identify and structure a transaction that made sense for all parties. Despite the company’s best efforts, it could not find a suitable arrangement that would be acceptable to purchasers and protect the short and long-term interests of the schools’ students, faculty and staff.  After a detailed review of alternatives including the continued operation of certain schools, converting the schools to alternative formats or brands, teach-outs, and selling individual schools, the company has decided to teach-out all of the programs at McIntosh College, Lehigh Valley College and seven Gibbs campuses.  The company will seek approval to convert Gibbs College in Vienna, Virginia and Katharine Gibbs School in Melville, New York to Sanford-Brown campuses, focusing on allied health programs.  During the first quarter of 2008, these two Gibbs campuses will be reported within the Health segment.  The nine campuses being taught out will be included in continuing operations as part of a new Transitional Schools business segment, formed to best serve students by effectively managing campuses that are being taught out. That segment will be led by Anthony Stanziani, former managing director for the company’s College Division.

“We considered these decisions very carefully and took additional time to do so to ensure an outcome that takes into account the vital  interests of students, faculty and staff,”  said Gary E. McCullough, president and CEO of Career Education Corporation.  “We are deeply grateful to our faculty and staff for their unwavering commitment to their campus and students during the period of uncertainty over the last year, and for their continued commitment to serving their students throughout this process.”

During the teach-out period, each campus will continue to operate with minimal disruption to current students, enabling them to complete their programs at the current location.  Student services, including internships, financial aid and student records, will remain available on each campus until the last student graduates.  Upon closure, records and other student support services will move to one central location accessible via the Internet, except as necessary for those services to remain local. Graduates will be notified accordingly.  The company anticipates the final date for closure of all campuses to be December 31, 2009, but individual campuses may wind down operations earlier or later, depending on the needs of students at each campus.

About Career Education Corporation
The colleges, schools, and universities that are part of the Career Education Corporation (CEC) family offer high quality education to a diverse population of approximately 90,000 students across the world in a variety of career-oriented disciplines. The more than 75 campuses that serve these students are located throughout the U.S. and in Canada, France, Italy, and the United Kingdom, and offer doctoral, master's, bachelor's, and associate degrees and diploma and certificate programs. Approximately one third of our students attend the web-based virtual campuses of American InterContinental University Online and Colorado Technical University Online.

CEC is an industry leader whose gold-standard brands are recognized globally. Those brands include Le Cordon Bleu Schools North America; Harrington College of Design; Brooks Institute; International Academy of Design & Technology; American InterContinental University; Colorado Technical University and Sanford-Brown Institutes and Colleges. Through its schools, CEC is committed to providing quality education, enabling students to graduate and pursue rewarding careers.

For more information, see the company’s website at http://www.careered.com. The company's website includes a detailed listing of individual campus locations and web links to its more than 75 colleges, schools, and universities.

Except for the historical and present factual information contained herein, the matters set forth in this release, including statements identified by words such as “anticipate,” “believe,” “plan,” “expect,” “intend,” “project,” “will,” and similar expressions, are forward-looking statements as defined in Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on information currently available to us and are subject to various risks, uncertainties and other factors that could cause our actual growth, results of operations, performance and business prospects, and opportunities to differ materially from those expressed in, or implied by, these statements. Except as expressly required by the federal securities laws, we undertake no obligation to update such factors or to publicly announce the results of any of the forward-looking statements contained herein to reflect future events, developments, or changed circumstances or for any other reason. These risks and uncertainties, the outcome of which could materially and adversely affect our financial condition and operations, include, but are not limited to, the following: risks associated with unfavorable changes in the cost or availability of financing, including alternative loans, for our students; potential higher bad debt expense or reduced revenue associated with requiring students to pay more of their educational expenses while in school; increased competition; the effectiveness of our regulatory compliance efforts; future financial and operational results, including the impact of the impairment of goodwill and other intangible assets; risks related to our ability to comply with accrediting agency requirements or obtain accrediting agency approvals; risks related to our ability to comply with, and the impact of changes in, legislation and regulations that affect our ability to participate in student financial aid programs; costs, risks, and effects of legal and administrative proceedings and investigations and governmental regulations, and class action and other lawsuits; costs, risks and uncertainties associated with our company-wide restructuring, including risks and uncertainties associated with changes in management and reporting responsibilities; costs and difficulties related to the integration of acquired businesses; risks related to our ability to manage and continue growth; risks related to the sale or teach-out of any campuses; risks related to general economic conditions (including credit market conditions), and other risk factors relating to our industry and business and the factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2006, and from time to time in our other reports filed with the Securities and Exchange Commission.

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